UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 8.01    Other Information

On February 1, 2024, Georgia Power Company announced that during the start-up and pre-operational testing for Plant Vogtle Unit No. 4, Southern Nuclear Operating Company, Inc. identified, and has remediated, vibrations associated with certain piping within the cooling system. The vibrations and methods of remediation were similar in nature to those experienced during pre-operational testing for Plant Vogtle Unit No. 3 and certain other AP1000 nuclear units. Considering the remaining pre-operational testing, Georgia Power now projects that the Unit No. 4 in-service date will occur during the second quarter 2024. Georgia Power also stated that the schedule extension to second quarter 2024 is not expected to affect the total project capital cost forecast.

Based on this development, we have adjusted our project schedule to anticipate a commercial operation date during the second quarter of 2024. We expect that our existing project budget of $8.3 billion has sufficient contingency for construction costs through the second quarter of 2024 and that our financing costs will increase by approximately $15 million each month of delay during the second quarter. Any schedule extension beyond the second quarter of 2024 for Unit No. 4 is expected to increase our project costs, including construction and financing costs, by approximately $20 million per month.

With the completion of the previously-announced replacement of one of the four reactor coolant pumps and the completion of the remediation for the vibration issues discussed above, the projected schedule for Unit No. 4 significantly depends on the progression of start-up and pre-operational testing, which may be impacted by equipment or other operational failures. As Unit No. 4 progresses further through testing, ongoing and potential future challenges may also include the management of contractors and vendors; the availability of materials and parts, and/or related cost escalation; the availability of supervisory and technical support resources; and the timeframe and duration of start-up and pre-operational testing. New challenges also may continue to arise as Unit No. 4 moves further into testing and start-up, which may result in required engineering changes or remediation related to plant systems, structures, or components (some of which are based on new technology that only within the last several years began initial operation in the global nuclear industry at this scale). These challenges may result in further schedule delays and/or cost increases.

The ultimate outcome of these matters cannot be determined at this time.

For additional information regarding Vogtle Units No. 3 and No. 4, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition – Capital Requirements and Liquidity and Sources of Capital – Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2023.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements based on current expectations and plans that involve risks and uncertainties. All statements, other than statements of historical fact, that address activities, events or developments that we expect or anticipate to occur in the future, including matters such as: future actions related to two additional nuclear units at Plant Vogtle; the timing and amount of future capital expenditures, financial projections, and business strategy are forward-looking statements. Although we believe that in making these forward-looking statements our expectations are based on reasonable assumptions, we caution the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside our control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our quarterly report on Form 10-Q for the quarter ended September 30, 2023, “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2023 and “Item 1A – RISK FACTORS” in our annual report on Form 10-K for the fiscal year ended December 31, 2022. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this

Form 8-K may not occur. Any forward-looking statement speaks only as of the date of this Form 8-K and, except as required by law, we undertake no obligation to update any information contained herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	February 1, 2024	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer